Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Air T, Inc. and Subsidiaries

Maiden, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 of Air T, Inc. and subsidiaries of our report dated June 29, 2016, with respect to the consolidated financial statements of Air T, Inc. and subsidiaries, included in Air T, Inc. and subsidiaries’ March 31, 2016 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 29, 2016